PLACEMENT AGENCY AGREEMENT

                          AMERICAN SKANDIA MASTER TRUST
                                  Ugland House
                                  P.O. Box 309
                               South Church Street
                            George Town, Grand Cayman
                               Cayman Islands, BWI



                                                                   May ___, 1997

American Skandia Marketing, Incorporated
One Corporate Drive
Shelton, Connecticut 06484


Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, AMERICAN SKANDIA MASTER TRUST, a Delaware business trust (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), has agreed that you shall be, for the period of this Agreement, the exclusive placement agent for shares of beneficial interest of each Series.

                  1. You will act as agent for the private placement of shares of each Series covered by, and in accordance with, the most recent registration statement filed by the Fund under the Investment Company Act of 1940, as amended, and will transmit promptly any orders received by you for purchase or redemption of shares of a Series to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing. All orders from you shall be subject to acceptance and confirmation by the Fund.

                  2. You shall act as exclusive placement agent for each Series' shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended. In so acting, you will offer and sell the shares of each Series in a manner that is exempt from the registration requirements of the Securities Act of 1933, as amended.

                  3. Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any of the Series' shares until such time


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as they deem it  advisable  to accept such orders and to make such sales and the
Fund shall advise you promptly of such determination.

                  4. Ownership of Series shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Fund or to its agent designated for the purpose. No certificates for shares of the Series will be issued.

                  5. The Fund agrees to pay all expenses in connection with maintaining facilities for the issue and transfer of the Series' shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing and printing the Fund's registration statement for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of the Series' shares. You shall pay all other expenses incurred by you in connection with the sale of the Series' shares as contemplated in this agreement.

                  6. All shares offered for sale and sold by you shall be offered for sale and sold by you to investors at the price per share (the "offering price," which is the net asset value per share) specified and determined as provided in the prospectus relating to the offering of relevant Series' shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Fund shall determine and furnish promptly to you a statement of the offering price at least once on each day on which the prospectus states the Fund is required to determine the relevant Series' net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Fund shall consider a purchase order to have been presented to it at the time it was originally entered by you for transmission to it, provided the original purchase order and your fulfilling order to the Fund are appropriately time stamped or evidenced to show the time of original entry and that your fulfilling order to the Fund is received by the Fund within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

                  7. The Fund shall furnish you from time to time, for use in connection with the sale of the Series' shares, such information with respect to the Fund and the Series' shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you with copies of its reports to shareholders and such additional information regarding a Series' financial condition as you may reasonably request from time to time.

                  8. The Fund represents to you that all registration statements filed by the Fund with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, with respect to the Series' shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" shall mean


NC152113.3
                                                         2
any registration statement filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement will contain, when filed, all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement will be true and correct when such registration statement is filed; and that any registration statement when such registration statement is filed will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Series' securities until such amendments are made. The Fund shall not file any amendment to any registration statement without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

                  9. The Fund authorizes you to use the registration statement in the form furnished to you from time to time, in connection with the sale of the Series' shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement necessary to make the statements therein not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity


NC152113.3
                                                         3

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agreement contained in this paragraph 9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund's
indemnification   agreement  contained  in  this  paragraph  9  and  the  Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any of the Series' shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of nay litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of any of the Series' shares.

                  10. You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity


NC152113.3
                                                         4
agreement contained in this paragraph 10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of any of the Series' shares.

                  11. None of the Series' shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Investment Company Act of 1940, as amended; provided, however, that nothing contained in this paragraph 11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any of the Series' shares from any shareholder in accordance with the provisions of the Fund's charter documents.

                  12. The Fund agrees to advise you immediately in writing:

                           (a) of any  request by the  Securities  and  Exchange
                  commission for amendments to the registration statement then filed or for additional information;

                           (b) in the event of the  issuance  by the  Securities
                  and Exchange Commission of any stop order suspending the effectiveness of the registration statement then filed or the initiation of any proceeding for that purpose;

                           (c) of the  happening of any event which makes untrue
                  any statement of a material fact made in the registration statement then filed or which requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                           (d) of all  actions of the  Securities  and  Exchange
                  Commission with respect to any amendments to any registration statement which may from time to time be filed with the Securities and Exchange Commission.

                  13. Insofar as they concern the Fund, the Fund shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  14. You may, if you desire and at your own cost and expense, appoint or employ agents to assist you in carrying out your obligations under this agreement, but no such appointment or employment shall relieve you of any of your responsibilities or obligations to the Fund under this agreement.



NC152113.3
                                                         5

                  15. As to each Series, subject to the provisions of paragraph 8, this agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).

                  16. This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.
The obligations of this agreement shall only be binding upon the assets and property of the relevant Series, as provided for in the Fund's charter documents, and shall not be binding upon any Board member, officer or shareholder of the Fund or Series individually.

                  Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                                              Very truly yours,

                                                   AMERICAN SKANDIA MASTER TRUST



                                                      By:





ACCEPTED:

AMERICAN SKANDIA MARKETING, INCORPORATED


By: _____________________________________